Exhibit 32.1
SECTION 906 CERTIFICATION
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED
STATES CODE
I, Steven A. Kandarian, certify that (i) Metropolitan Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Metropolitan Life Insurance Company.
Date: March 24, 2016

/s/ Steven A. Kandarian
Steven A. Kandarian
Chairman of the Board, President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Metropolitan Life Insurance Company and will be retained by Metropolitan Life Insurance Company and furnished to the Securities and Exchange Commission or its staff upon request.